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                                                                Exhibit 10.17(a)


          Dated                   27th November                  2000
          -----------------------------------------------------------

                             CEPHALON (UK) LIMITED

                                    - AND -

                      NOVARTIS PHARMACEUTICALS UK LIMITED

                   ----------------------------------------

                          MANAGED SERVICES AGREEMENT
                   ----------------------------------------

                              CMS Cameron McKenna
                                  Mitre House
                             160 Aldersgate Street
                                London EC1A 4DD

                             T +44(0)20 7367 3000
                             F +44(0)20 7367 2000
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                               Table of Contents

1.   Definitions and Interpretation..................................1
2.   Cephalon's Responsibilities and Obligations.....................7
3.   Novartis' Responsibilities And Obligations......................8
4.   Audit...........................................................9
5.   Payment........................................................10
6.   Data Protection................................................12
7.   Rights.........................................................12
8.   Duration and Termination.......................................13
9.   Termination....................................................13
10.  Consequences of Termination....................................14
11.  Exclusion Of Implied Warranties................................14
12.  Indemnity......................................................14
13.  Force Majeure..................................................15
14.  Sub-contracting................................................17
15.  Notices........................................................17
16.  Relationship of Parties........................................18
17.  Waiver.........................................................19
18.  Severability...................................................20
19.  Third Party Rights.............................................20
20.  Governing Law..................................................20
21.  Transmission of Rights.........................................20
22.  Variations.....................................................20
23.  Counterparts...................................................21

Schedule 1  Services................................................23

Schedule 2  Charges.................................................25

Schedule 3  The Products............................................26
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THIS AGREEMENT is made the 27th day of November 2000

BETWEEN:

(1) CEPHALON (UK) LIMITED (Registered no 3207745) a company incorporated in England and Wales whose registered office is at 11/13 Frederick Sangers Road, Surrey Research Park, Guildford, Surrey GU2 5YD ("Cephalon"); and

(2) NOVARTIS PHARMACEUTICALS UK LIMITED ( Registered No 119006), a company incorporated in England and Wales whose registered office is at Frimley Business Park, Frimley, Camberley, Surrey GU16 7SR ("Novartis").

WHEREAS:

      Novartis has requested that Cephalon provide to Novartis certain marketing and administrative services (as hereinafter defined more fully) to Novartis and Cephalon has agreed to do so on the terms and conditions set out below.

IT IS AGREED as follows:

1.    Definitions and Interpretation

      In this Agreement:

      "Adverse Reaction" means a response to a substance that is noxious and unintended and which occurs at doses normally used in man for prophylaxis, diagnosis and therapy;


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      "Affiliate" means any company, partnership or other entity which directly or indirectly Controls, is Controlled by or is under common Control with, the party in question including as a Subsidiary or Holding Company.

      "Agreement" means this agreement and any and all schedules, appendices and other addenda to it as may be varied from time to time in accordance with the provisions of this agreement.

      "Charges" means the charges which are payable by Novartis for the Services in accordance with the guidelines set out in Schedule 2 and as may be amended by agreement between the Parties from time to time.

      "Cephalon Product" means the pharmaceutical product shown in Part I of
      Schedule 3.

      "Commencement Date" means 1 January 2001.

      "Control" means the ownership (direct or indirect) of more than 50% of the issued share capital or the legal power to direct or cause the direction of the general management and policies of the party in question and "Controlled" and "Controller" shall be construed accordingly.

      "Force Majeure" means in relation to any Party any event or circumstance which is beyond the reasonable control of that Party which event the Party could not reasonably be expected to have taken into account at the date of this Agreement including acts of God, war, riot, civil commotion, any overriding emergency, fire, flood, storm and industrial dispute (other than industrial dispute affecting only the


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      employees of the Party suffering the event of force majeure or any of its agents or subcontractors).

      "Insolvency Event" in relation to any Party, means any one of the following:

(a) a notice shall have been issued to convene a meeting for the purpose of passing a resolution to wind up that Party or such a resolution shall have been passed other than a resolution for the solvent reconstruction or reorganisation of that Party; or

(b) a resolution (other than a resolution for the solvent reconstruction or reorganisation of a Party) shall have been passed by that Party's directors to seek a winding up or administration order or a petition for a winding up or administration order shall have been presented against that Party or such an order shall have been made; or

(c) a receiver, administrative receiver, receiver and manager, interim receiver, custodian, sequestrator or similar officer is appointed in respect of that Party or over a substantial part of its assets or any third party takes steps to appoint such an officer in respect of that Party or an encumbrancer takes steps to enforce or enforces its security; or

(d) a proposal for a voluntary arrangement shall have been made in relation to that Party under Part I Insolvency Act 1986; or


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(e)   a step or event shall have been taken or arisen outside the Territory which is similar or analogous to any of the steps or events listed at (a) to (d) above; or

(f) that Party suspends or threatens to suspend making payments to all or some of that Party's creditors or the Party submits to any type of voluntary arrangement; or

(g) where that Party is resident in the Territory it is deemed to be unable to pay its debts within the meaning of Section 123 Insolvency Act 1986;

      "Novartis Products" means the pharmaceutical products listed in Part II of
      Schedule 3.

      "Party" means either Cephalon or Novartis and "Parties" means either of them.

      "Products" means the pharmaceutical products listed in Schedule 3 and such other products as the Parties may agree from time to time.

      "Quarter" means each consecutive period of three months and "Quarterly" shall be construed accordingly.

      "Rights" means all or any copyright, design right, trade marks, trade names, patents, know-how, trade secrets and other intellectual property or other proprietary rights in respect of or relating to the Products which may at any time subsist throughout all or any part of the world (whether registered or otherwise);


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      "Services" means those services required to be performed by Cephalon as set out or referred to in Schedule 1.

      "Staff" means Cephalon's employees, consultants or subcontractors engaged in the provision of the Services.

      "Subsidiary or Holding Company" have the meaning ascribed to those expressions by Section 736 of the Companies Act 1985 (as amended).

      "Term" means the period of 10 (ten) years from the Commencement Date.

      "Territory" means the United Kingdom of Great Britain and Northern Ireland, and in the case of the Cephalon Product only, the Republic of Ireland.

      "Working Day" means any day other than a Saturday, Sunday, bank or other public holiday in the United Kingdom, USA or Switzerland.

      "Year" means a period of 12 consecutive months, with the first such period commencing on the Commencement Date.

1.2   In this Agreement:-

      1.2.1 unless the context otherwise requires all references to a particular Clause or Schedule shall be a reference to that Clause or Schedule in or to this Agreement as it may be amended from time to time pursuant to this Agreement;


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      1.2.2 the table of contents and headings are inserted for convenience only and shall not affect the interpretation of any provision of this Agreement;

      1.2.3 unless the contrary intention appears words importing the masculine gender shall include the feminine and vice versa and words in the singular include the plural and vice versa;

      1.2.4 unless the contrary intention appears words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust, association, organisation or other entity, in each case whether or not having separate legal personality;

      1.2.5 reference to any statute or regulation includes any modification or re-enactment of that statute or regulation;

      1.2.6 reference to the words "include" or "including" are to be construed without limitation to the generality of the preceding words; and

      1.2.7 if there is any conflict or inconsistency between the terms and conditions of Parts A-D herein and the Schedules, such conflict or inconsistency shall be resolved in accordance with the following order of priority:

(a)   the terms and conditions of Parts A-D herein;

(b)   Schedule 1;

(c)   Schedule 2;


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2.    Cephalon's Responsibilities and Obligations

2.1 Cephalon shall provide the Services to Novartis from the Commencement Date subject to and in accordance with the terms and conditions of this Agreement.

2.2 Cephalon shall provide the Services as the same may be varied from time to time by agreement between the Parties and with Staff as required. Unless otherwise agreed in writing with Novartis, Cephalon shall only be obliged to provide the Services in relation to the Products. Cephalon shall perform the Services with all due care, diligence and attention and in accordance with good industry practice prevailing from time to time.

2.3 Cephalon shall maintain sufficient resources (either its own employees or through permitted sub-contractors) to provide the Services in respect of the Products throughout the Territory and shall perform in a timely and satisfactory manner Cephalon's obligations under this Agreement

2.4 Cephalon shall keep records and books of account relating to the provision of the Services in accordance with generally accepted UK accounting principles and Novartis shall be entitled to audit the same in accordance with Clause 4.

2.5 Cephalon shall procure that in providing the Services the Staff will comply with all relevant laws regulations and guidelines applicable to the promotion and marketing of the Products and shall not do or omit to do anything where such act or omission might prejudice Novartis' Rights or reputation in the Territory.


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2.6   Cephalon shall keep Novartis informed in writing in respect of any complaint, claim, demand or dispute concerning the Novartis Products.

2.7 Cephalon shall advise Novartis within 48 hours of any reported Adverse Reaction occurring in the Territory and reported to Novartis in respect of the Novartis Products. Novartis shall have sole responsibility for reporting Adverse Reactions to the Medicines Control Agency and will conduct all communication relating to safety issues in relation to the Novartis Products and Cephalon shall have sole responsibility for reporting Adverse Reactions to the Medicines Control Agency and will conduct all communication relating to safety issues in relation to the Cephalon Product.

3.    Novartis' Responsibilities And Obligations

3.1 Novartis shall perform all obligations it is required to perform as set out or referred to in Schedule 1. If Novartis fails to perform any such obligations, Cephalon shall not be liable for any failure to perform its obligations under this Agreement and Novartis shall pay to Cephalon any costs to Cephalon which result from such failure by Novartis to perform its obligations under this Agreement.

3.2 Novartis represents and warrants that it has obtained and will maintain at its own cost and expense all necessary permission consents and licences in respect of the Novartis Products necessary for the provision of the Services.


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3.3   Novartis shall have responsibility for providing all training in relation to the Novartis Products of suitable quality and detail as shall be required to enable the Staff to provide the Services in relation to the Novartis Products.

3.4 Novartis shall ensure that appropriate personnel from Novartis are available to liaise and co-operate with the staff and shall co-operate with Cephalon to ensure Cephalon's compliance with UK and European legislation.

4.    Audit

4.1 Cephalon shall keep true and accurate records and books of account containing all data necessary for the calculation of the amounts charged by it to Novartis pursuant to this Agreement. Those records and books of account shall be kept for 7 years following the end of the calendar year to which they relate. Upon Novartis' written request a firm of accountants appointed by agreement between the Parties or, failing such agreement within 10 Business Days of the initiation of discussions between them on this point and at the request of either Party by the President for the time being of the Institute of Chartered Accountants of England and Wales in London and

      4.1.1 such firm of accountants shall be given access to and shall be permitted to examine and copy such books and records upon 20 Business Days notice having been given by Novartis and at all reasonable times on Business Days for the purpose of certifying to Novartis that the Charges calculated by Cephalon during any year was reasonably calculated, true and accurate


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            or, if this is not their opinion certify the Charges figures for such period which in their judgment are true and correct.

      4.1.2 prior to any such examination taking place, such firm of accountants shall undertake to Cephalon in a deed that they shall keep all information and data contained in such books and records, strictly confidential and shall not disclose such information or copies of such books and records to any third person including Novartis, but shall only use the same for the purpose of the calculations which they need to perform in order to issue the certificate to Novartis which this Clause 4 envisages.

      4.1.3 any such access examination and certification shall occur no more than once per year and will not go back over records more than 2 years old unless a discrepancy is found.

      4.1.4 Cephalon shall make available personnel to answer queries on all books and records required for the purpose of that certification.

      4.1.5 the cost of the accountant shall be the responsibility of Cephalon if the certification shows Cephalon to have overestimated the monies payable by Novartis by more than 5% and the responsibility of Novartis otherwise.

4.2 Within 10 Business Days following any such certification any monies which such certification shows as being due and owing by one Party to the other (whether because of an underpayment or overpayment) shall be paid by that Party.

5.    Payment


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5.1   Novartis shall pay the Charges to Cephalon for the Services provided hereunder monthly following receipt of invoice from Cephalon.

5.2 Payment for each invoice made hereunder shall be made by telegraphic transfer to such bank account as Cephalon shall notify to Novartis from time to time.

5.3 The currency for all payments under Clause 5.1 shall be in (pound) sterling.

5.4   If Novartis fails to pay the Charges:

      5.4.1 within 30 days after the date of the invoice therefor Cephalon shall be entitled (without prejudice to any other right or remedy it may have) to charge Novartis interest on the Charges (which shall accrue from day to day after as well as before judgement) at the rate of 2% per annum above National Westminster plc's base rate from time to time in force from the date the payment became due until actual payment is made, compounded monthly; and

      5.4.2 within 30 days after the date of the invoice therefor Cephalon shall be entitled (without prejudice to any other right or remedy it may have) to cancel or suspend any further services to be provided to Novartis.

5.5 All payments to be made by Novartis to Cephalon hereunder are exclusive of value added tax which shall be payable if applicable to do so in addition at the rate and in the manner for the time being prescribed by law.


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6.    Data Protection

6.1 Each Party warrants to the other that all personal data held by it to be processed by the other under this Agreement has been or will be obtained and processed (in so far as such data has been or will be so processed) in accordance with the Data Protection Act 1998 (the "Act") and in a manner which permits the other to perform its obligations under this Agreement in compliance with the Act.

6.2   Each party warrants to the other that:

6.2.1 it is, and at all times during the term of this Agreement will be, adequately and appropriately registered under the Act in order to comply with its obligations under this Agreement; and

6.2.2 it will at all times during the term of this Agreement comply with the Act in performing its obligations under this Agreement.

7.    Rights

7.1 Any Rights created by the Staff in the course of providing the Services to Novartis under this Agreement shall remain the property of Cephalon save that to the extent the same relate to Novartis Products they shall become the property of Novartis and Cephalon shall take all steps reasonably necessary to vest the same in Novartis.

7.2 Any Rights created by employees of Novartis in the course of performing the obligations of Novartis hereunder shall remain the property of Novartis save that to the extent the same relate to Cephalon Products they shall become the property of


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      Cephalon and Novartis and shall take all steps reasonably necessary to vest the same in Cephalon.

8.    Duration and Termination

8.1 This Agreement shall commence on the Commencement Date and shall continue for the Term unless terminated in accordance with Clause 9.

9.    Termination

9.1 Either party may terminate this Agreement on 30 (thirty) days' written notice to the other if Control of the other or any of that Party's Controllers shall pass from the present shareholders or owners or Controllers to other persons,

9.2 Without prejudice to any right or remedy that either Party may have against the other for breach or non-performance of this Agreement, either Party shall have the right to terminate the Agreement immediately:

      9.2.1 On the other party committing a breach of any of the provisions of any of the Agreement providing that (where the breach is capable of rectification) the Party in breach has been advised in writing of the breach and has not rectified in within 30 (thirty) days of receipt of such advice, or

      9.2.2 If an Insolvency Event occurs in relation to the other Party.


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9.3   All provisions which expressly or impliedly survive the termination of this Agreement shall remain in force notwithstanding the expiry or termination of this Agreement.

10.   Consequences of Termination

10.1 Upon termination of this Agreement, Cephalon shall immediately cease to provide the Services.

10.2 In the event of termination of this Agreement (other than following a breach of contract by Cephalon), Novartis shall pay to Cephalon all costs of Cephalon associated with such termination including, without limitation, all transition costs Cephalon incurs in redeploying Staff.

11.   Exclusion Of Implied Warranties

All warranties, conditions and representations in relation to the Services to be provided by Cephalon except as expressly provided herein and any other obligation of Cephalon under this Agreement, whether express or implied by statute, custom, law or usage, are expressly excluded from this Agreement.

12.   Indemnity

12.1 If any claim against either Party, its Affiliates, recognised distributors or agents (the "Indemnified Party") is brought by reason of the fact that any Product belonging to the other Party (Cephalon Products where Novartis is the Indemnified Party and Novartis Products where Cephalon. is the Indemnified Party) has caused illness,


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      death or bodily injury, then unless such claim is a result solely of the gross negligence or misconduct of the Indemnified Party, Novartis or Cephalon (as the case may be) shall indemnify the other and its Affiliates for any and all liabilities, claims, damages and costs incurred or suffered by the other Party or its Affiliates or recognised distributors, and for any and all other liabilities, claims, damages and costs suffered by such Party or its Affiliates, as a result of any associated Product recall, final packaging and similar costs associated with such Product. Such indemnity will include the reimbursement of the legal expenses reasonably incurred in contesting or defending such claim.

12.2 Each Party shall give the other Party prompt written notice of any claim or threat of claim it receives with respect to any matter for which it or its Affiliates may be entitled to indemnification, and the indemnifying Party shall thereafter defend or settle any such claim at its sole expense, and with counsel selected by the indemnifying Party and reasonably acceptable to the Indemnified Party. In the defence or settlement of any such claim, the Indemnified Party shall cooperate with and assist the indemnifying Party to the extent reasonably possible, but the indemnifying Party shall bear and pay any and all expenses incurred by the Indemnified Party in providing such cooperation and assistance, either directly or upon request of the Indemnified Party who has incurred such expense. Failure to give notice shall not constitute a defence, in whole or in part, to any claim by the Indemnified Party hereunder except to the extent the rights of the indemnifying Party are materially prejudiced by such failure to give notice.

13.   Force Majeure


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13.1  If a Party (the "Non-Performing Party") is unable to carry out any of its obligations under this Agreement due to Force Majeure this Agreement shall remain in effect but:-

      13.1.1 the Non-Performing Party's relevant obligations under this Agreement; and

      13.1.2 the relevant obligations of the other Party ("the Innocent Party") under this Agreement,

      shall be suspended for a period equal to the circumstance of Force Majeure or 3 months whichever is the shorter provided that:-

            (a) the suspension of performance is of no greater scope than is required by the Force Majeure;

            (b) the Non-Performing Party gives the Innocent Party prompt notice describing the circumstance of Force Majeure, including the nature of the occurrence and its expected duration, and continues to furnish regular reports during the period of Force Majeure;

            (c) the Non-Performing Party uses all reasonable efforts to remedy its inability to perform and to mitigate the effects of the circumstance of Force Majeure; and


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            (d)   a soon as practicable after the event which constitutes Force
                  Majeure the Parties discuss how best to continue their operations as far as possible in accordance with this Agreement.

14.   Sub-contracting

14.1 Cephalon may subcontract the performance of some or all of its obligations hereunder to third parties provided always that Cephalon shall remain responsible for ensuring such obligations are complied with in accordance with the terms of this Agreement

14.2 If Novartis shall be dissatisfied with the performance of services by Cephalon's sub-contractors, the parties shall in good faith consider measures to address the causes of such dissatisfaction. If notwithstanding such measures (or if no measures are appropriate), Cephalon will terminate the services of such subcontractor forthwith upon being required to do so by Novartis and shall appoint a replacement sub-contractor nominated by Novartis.

15.   Notices

15.1 Any notice to be given in connection with this Agreement shall be in writing and shall be deemed duly served if delivered personally or sent by first class or recorded delivery post or by facsimile to the Company Secretary at the address of the Party concerned which is set out in this Agreement or as may be notified to the other Party in accordance with the provisions of this Clause. Any notices which are sent


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      by e-mail shall not be valid unless and until confirmed by personal delivery, first class or recorded delivery post or by facsimile.

15.2  Any such notice shall be deemed to be served:

      15.2.1 if delivered personally, on the day on which it is delivered;

      15.2.2 if sent by post, 5 Working Days after the time of posting;

      15.2.3 if sent by facsimile, on acknowledgement by the recipient's facsimile receiving equipment on a Working Day if the acknowledgement occurs before 1700 hours local time of the recipient and in any other case on the following Business Day.

16.   Relationship of Parties

16.1 This Agreement shall not operate so as to create any of the following relationships between the Parties:

      16.1.1 partnership;

      16.1.2 agency;

      16.1.3 joint venture; or

      16.1.4 employer/employee.

16.2  This Agreement shall not permit or authorise either Party to:

      16.2.1 incur any expenses on behalf of the other Party;


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      16.2.2 enter into any commitment or make any representation or warranty on behalf of the other Party;

      16.2.3 pledge the credit of, or otherwise bind or oblige the other Party;
             or

      16.2.4 commit the other Party in any way whatsoever

      without in each case obtaining the other Party's prior written consent.

17.   Waiver

17.1 In no event shall any delay, failure or omission on the part of any Party in enforcing exercising or pursuing any right, power, privilege, claim or remedy, which is conferred by this Agreement, or arises under this Agreement, or arises from any breach by the other Party to this Agreement of any of its obligations tinder this Agreement, be deemed to be or be construed as:

      17.1.1 a waiver thereof, or of any other such right power privilege claim or remedy, in respect of the particular circumstances in question; or

      17.1.2 operate so as to bar the enforcement or exercise thereof, or of any other such right, power, privilege, claim or remedy, in any other instance at any time or times afterwards.

18.   Severability

      Any provision of this Agreement which is held invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability


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      without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction

19.   Third Party Rights

      Nothing in this Agreement is intended to confer on any person any right to enforce any term of this Agreement which that person would not have had but for the Contracts (Rights of Third Parties) Act 1999.

20.   Governing Law

      This Agreement is governed by and shall be construed in accordance with the laws of England and the Parties hereby submit to the non-exclusive jurisdiction of the English Courts .

21.   Transmission of Rights

      Neither Party shall assign the benefit and/or the burden of this Agreement to any third party without the prior written consent of the other.

22.   Variations

      Except as provided herein, this Agreement may not be amended, varied or modified except in writing signed by a duly authorised officer or representative of each of the Parties.


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23.   Counterparts

      This Agreement may be executed in any number of counterparts and by the Parties on separate counterparts, each of which when so executed shall be an original of this Agreement, and all of which shall together constitute one and the same instrument. Complete sets of counterparts shall be lodged with each Party.


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IN WITNESS WHEREOF the parties have executed this Agreement the day and year first above written.

SIGNED by                                  )
for and on behalf of                       ) J. Kevin Buchi
CEPHALON (UK) LIMITED                      )
in the presence of:                        )
Mary Lou Geis

SIGNED by                                  )
for and on behalf of                       ) Adrain Adams
NOVARTIS PHARMACEUTICALS                   )
UK LIMITED                                 )
in the presence of:                        )

Sally Shorthose


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                                  Schedule 1

                                   Services

Obligations of CEPHALON

1. Provision and maintenance of Staff, including equipment and relevant training.
2.    Provision of marketing and other promotion activities.
3. Clinical and Technical Development Services - including new formulation and new agreed indication development (these being Obstructive Sleep Apnoea, attention deficit hyperactivity disorder and fatigue associated with MS).
4. Regulatory services - maintaining regulatory compliance of non-Novartis Products (not including new indication or new formulation license applications or renewals).
5. Medical Information services for ALL products (with reference to Novartis Med Info resources when necessary) and Pharmacovigilance services for all non-Novartis Products.
6. Provision of facilities (premises and associated costs) reasonably necessary to perform the Services.
7. Provision of administrative support - including administration of all activities, accounting services, IT support.
8.    Conduct necessary Phase IV studies, up to budgeted levels of expenditure.
9.    Such other things as may be agreed from time to time.

Obligations of NOVARTIS in respect of Novartis Products in the Territory

1. Provision of adequate training to sales force in respect of the Novartis Products.
2. Provision of expertise and advice regarding marketing, promotion and development.
3.    Provisions of access to information sources and databases.
4. Access to Med Info DB's etc for Medical Information and Pharmacovigilance purposes.
5.    Access to all available promotion materials in the Territory.


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6.    Regulatory advice.
7. Maintain Regulatory Compliance of all Novartis Products (not including new indication or new formulation licence applications or renewals).
8.    Such other things as may be agreed from time to time.


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                                  Schedule 2
                                    Charges

All charges incurred in reorganising the operations of Cephalon to accommodate the provisions of this agreement, whether incurred before, during or after the term of the agreement will be chargeable

The charges levied by Cephalon will be based on:
i) those costs directly attributable to the services provided; and
ii) in the case of fixed and non-direct costs, a proportion based |_| on either direct costs / total costs by department, or some other |_| suitable measure (i.e. floor space, activity levels)

                                  Schedule 3

                                 The Products

Part 1 - Cephalon Product

Brand Name/Active Ingredient                           Pack Size (SKU)

PROVIGIL/modafanil                                     100mg tabs - 30



Part II - Novartis Products

Brand Name/Active Ingredient                           Pack Size (SKU)

ANAFRANIL - clomipramine                               10mg caps - 84
hydrochloride
                                                       25mg caps - 84

                                                       50mg caps - 56

ANAFRANIL SR                                           75mg tab - 28

ANAFRANIL SYRUP                                        25mg/5ml - 150ml

ANAFRANIL INJECTION                                    25mg/25ml amp - 10

LIORESAL - baclofen                                    10mg tab - 84

LIORESAL LIQUID                                        5mg/5ml - 300ml
(excluding sales for use in intrathecal pumps)

RITALIN - methylphenidate                              10mg tab - 30

TEGRETOL - carbamazepine                               100mg tab - 84

                                                       200mg tab - 84

                                400mg tab - 56

TEGRETOL CHEWTAB                100mg - 56

                                200mg - 56

TEGRETOL RETARD                 200mg - 56

                                400 mg - 56

TEGRETOL LIQUID                 100mg/5ml - 300ml

TEGRETOL SUPPS                  125mg - 5

                                250mg - 5

The Products shall include essentially similar products.